Exhibit 99.2

Third Quarter 2006 Results October 25, 2006

Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, expectations of future operating results, growth in unit volume or share of business, penetration rates, product release schedules for NAVTEQ and our customers, and receipt of payments from customers. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance and our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and "Item 1A. Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended July 2, 2006. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Agenda Q3/YTD Results & Business Update CEO Judson Green Detailed Q3 Results & Metrics CFO Dave Mullen Closing Remarks CEO Judson Green Questions & Answers Appendix

Q3 Results Overview YTD ‘Net Cash from Operating Activities’ was $62.6 million Cash and marketable securities of $278.7 million at 10/1/06 Revenue set new third quarter record 16% growth over 3Q05 Excluding distribution business and other revenue, licensing revenue grew 22% vs. 3Q05 Solid results in light of 2006 headwinds Partial payment received from delinquent customer Slight improvement in NA in-dash unit growth Effective cost management program($ in millions,FY2006FY2006except per share data)Q3YTDRevenue142.7$ 400.9$ Costs & Expenses(105.6)(310.0)Operating Income37.090.9Other Income2.97.3Pre-Tax Income40.098.2Tax Expense(12.9)(31.7)Cumul Effect Chg in Acctg-0.5Net Income27.1$ 67.0$ Diluted EPS (as reported)0.28$ 0.70$

Business Update — Revenue By Geographic Region Europe, Middle East & Africa (EMEA) Q3 revenue grew 10% vs. 3Q05 Americas Q3 revenue grew 31% vs. 3Q05 Asia-Pacific Q3 revenue of $1.4 million (vs. $3.1 million in 3Q05) 3Q06 EMEA60%Americas39%Asia-Pacific1%

Business Update — In-Dash Europe in-dash business remains sluggish Q3 luxury car sales weak overall with a few exceptions Better than expected take rate and penetration in non-luxury “C” category North America in-dash unit growth improved sequentially, but car sales still lackluster Mix of car sales favored segments with lower navigation take rates (D1, C, B) Compared to 3Q05: SUVs down 8%, Crossovers & pickups down 15%, Luxury cars down 9%* 8 new models offering in-dash navigation Renewal Program for Maps (updates) rolling out slowly, but gaining traction * Global Insight data and NAVTEQ estimates.

Business Update — Portable Devices & Offboard Europe portable business not growing as rapidly as expected Portable customers have struggled to gain share New TomTom One Europe launched NAVTEQ data offered on units with full Western European coverage No One revenue in Q3 results Product launch delays continued North American portable business performing better than plan NAVTEQ customers maintaining and extending share leadership 8 NAVTEQ-enabled PNDs announced/launched e.g., Uniden, Rand McNally, Whistler, Via Michelin Offboard VZ Navigator performing ahead of VZW’s expectations

New Portable Products Using NAVTEQ Maps (EU) Fujitsu-Siemens Pocket Loox N100 NAVMAN Mobile Traffic Assist

New Portable Products Using NAVTEQ Maps (NA) Uniden MapTrax Rand McNally GPS Navigator Whistler WGPX-650

Q3 Revenue Analysis 3Q06 average USD/Euro rate of $1.27 vs. 3Q05 average rate ($1.22): increased revenue by $3.4 million and diluted EPS by $0.01 vs. Guidance rate ($1.20): increased revenue by $4.3 million and diluted EPS by $0.01 Onboard (i.e., Media) revenue represented 88% of total Distribution Services 17% of revenue 40% of total in-dash map units License fees for Top 10 customers declined an average of 6% Map Units(in thousands)20062006% CHANGE2005% CHANGEQ3Q2VS. 2Q06Q3VS. 3Q05In-Dash9611,026(6%)8908%Portable Device1,6561,45014%1,03260%Total Map Units2,6172,4766%1,92236%Note: Map units include initials, updates, additional regions, and all other maps used for route guidance.

Q3 Operating Expense and Profitability Analysis (1 of 2) Total operating expenses Up 14% vs. 3Q05 Up 11% excl. FX Up 3% vs. 2Q06 Database Creation & Distribution costs Up 14% vs. 3Q05 Up 11% excl. FX Up 6% vs. 2Q06 SG&A expense Up 14% vs. 3Q05 Up 12% excl. FX Down 2% vs. 2Q06 Operating Expenses3Q06Database Creation45%SG&A Expenses34%Distribution & Direct Costs21%

Q3 Operating Expense and Profitability Analysis (2 of 2) Stock-based compensation expense: $2.7 million Stock option portion: $2.1 million Operating margin: 26.0% Pretax margin: 28.0% Effective tax rate: 32.25% First-time cash tax payer in Europe in 3Q06 0%5%10%15%20%25%30%35%3Q054Q051Q062Q063Q06Pretax Margin

Guidance Our results for the year are being negatively impacted by a number of factors: Poor in-dash revenue performance Lower than expected revenue growth related to portable devices in Europe Collectibility of customer receivable Revised FY06 guidance*: Revenue: $565M to $580M Diluted EPS: $1.10 to $1.16 * FY06 guidance assumes: Average FY06 USD/Euro exchange rate of $1.25 Average FY06 diluted shares outstanding of 95.7 million

Closing Remarks 2006 has been a challenging year YTD performance has not met our expectations We reduced our full year outlook, but still positive about future growth We strive to balance reinvestment with operating leverage 2003-2005: revenue exceeded our forecasts, increased investment 2006: revenue below plan, reduced investment Imprudent to fully offset revenue shortfall with cost savings 2006 performance has caused us to think differently about next year Budgeting process for 2007 has begun We feel good about 2007 margin expansion and profit growth

Questions & Answers

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2005A 3Q	2005A 4Q	2006 1Q	2006 2Q	2006 3Q
Average USD/euro FX rate	$1.222	$1.189	$1.202	$1.260	$1.275
Days in the period	91	97	92	91	91
Revenue	$ 123.0	$ 146.0	$ 122.3	$ 135.9	$ 142.7
% Growth (vs. prior yr)	*25.8%*	*22.7%*	*16.8%*	*10.7%*	*16.0%*
Operating Income	$ 30.4	$ 41.6	$ 20.7	$ 33.1	$ 37.0
% Margin	*24.7%*	*28.5%*	*16.9%*	*24.4%*	*26.0%*
Net Income	$ 101.1	$ 27.7	$ 16.2	$ 23.8	$ 27.1
% Growth (vs. prior yr)	*643.7%*	*79.3%*	*(3.6%)*	*(5.9%)*	*(73.2%)*
% Margin	*82.2%*	*19.0%*	*13.2%*	*17.5%*	*19.0%*
Diluted EPS	$ 1.07	$ 0.29	$ 0.17	$ 0.25	$ 0.28
% Growth (vs. prior yr)	*623.2%*	*75.2%*	*(5.6%)*	*(7.8%)*	*(73.6%)*
Net Cash From Operating Activities	$ 35.0	$ 60.3	$ 14.4	$ 38.0	$ 10.2
Revenue Metrics					
Total Map Units (000s)	1,798	1,922	1,991	2,476	2,617
In-Dash	934	890	957	1,026	961
Portable Device	864	1,032	1,035	1,450	1,656
Onboard Revenue as % of Total	90%	89%	88%	91%	88%
Distribution Revenue as % of Total	20%	18%	19%	18%	17%
Distribution Units as % of In-Dash Total	43%	41%	45%	42%	40%
Europe	58%	58%	66%	61%	57%
North America	25%	25%	18%	20%	22%

© 2006 NAVTEQ Corporation. All rights reserved.

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NAVTEQ

Selected Quarterly Metrics

Revenue (M)



$150
$140
$130
$120
$110
3Q05
4Q05
1Q06
2Q06
3Q06

Net Cash From Operating Activities (M)



$80
$60
$40
$20
$0
3Q05
4Q05
1Q06
2Q06
3Q06

Map Units (K)



3,000
2,500
2,000
1,500
1,000
500
0
3Q05
4Q05
1Q06
2Q06
3Q06

Headcount



2,500
2,300
2,100
1,900
1,700
1,500
1,300
1,100
PMI
3Q05
4Q05
1Q06
2Q06
3Q06

© 2006 NAVTEQ Corporation. All rights reserved.

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NAVTEQ